As filed with the Securities and Exchange Commission on July 27, 2010
Registration No. 333-163419

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Holly Energy Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0833098 (I.R.S. Employer Identification Number)
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6915
(214) 871-3555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Denise C. McWatters
Vice President, General Counsel and Secretary
100 Crescent Court, Suite 1600
Dallas, Texas 75201-6915
(214) 871-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Glen J. Hettinger
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000
(214) 855-8200 (Fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION STATEMENT
     On December 1, 2009, Holly Energy Partners, L.P. (the “Partnership”) filed a registration statement on Form S-3 (Registration No. 333-163419) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on December 11, 2009. The Registration Statement related to the offer for resale of up to 1,373,609 common units representing limited partner interests of the Partnership (the “Securities”) by the selling unitholder named in the Registration Statement from time to time.
     In accordance with an undertaking made by the Partnership in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed because all Securities offered for resale under the Registration Statement have been sold. This Post-Effective Amendment No. 1 terminates the Registration Statement, as of the effective date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, in the State of Texas, on July 27, 2010.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton
	Name:	Matthew P. Clifton
	Title:	Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board and Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	July 27, 2010

/s/ Bruce R. Shaw Bruce R. Shaw	Senior Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	July 27, 2010

/s/ Scott C. Surplus Scott C. Surplus	Vice President and Controller of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	July 27, 2010

* P. Dean Ridenour	Director of Holly Logistic Services, L.L.C.	July 27, 2010

* Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.	July 27, 2010

* William P. Stengel	Director of Holly Logistic Services, L.L.C.	July 27, 2010

* William J. Gray	Director of Holly Logistic Services, L.L.C.	July 27, 2010

* Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.	July 27, 2010

* By:	/s/ Matthew P. Clifton
Matthew P. Clifton
Attorney-in-Fact Pursuant to Power of Attorney

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